UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Winmark Corporation
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 2, 2007

TO THE SHAREHOLDERS OF WINMARK CORPORATION

Notice is hereby given to the holders of the shares of Common Stock of Winmark Corporation that our Annual Meeting of Shareholders will be held at our corporate offices, 4200 Dahlberg Drive, Suite 100, Minneapolis, Minnesota on Wednesday, May 2, 2007 at 4:00 p.m. Central Daylight Time, to consider and act upon the following matters:

1.                                       To set the number of members of the Board of Directors at seven.

2.                                       To elect seven directors to serve for a term of one year.

3.                                       To approve an amendment to the Stock Option Plan for Nonemployee Directors to increase the shares available from 200,000 to 300,000.

4.                                       To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the 2007 fiscal year.

5.                                       To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on March 16, 2007 will be entitled to vote at the meeting and adjournments of the meeting.

You are cordially invited to attend the meeting.  Even if you do not plan to attend the meeting, we urge you to sign, date and return the proxy at once in the enclosed envelope.

By the Order of the Board of Directors

John L. Morgan
Chairman and Chief Executive Officer

Dated April 2, 2007

Winmark Corporation

4200 Dahlberg Drive, Suite 100

Minneapolis, Minnesota 55422-4837

Annual Meeting of Shareholders

May 2, 2007

PROXY STATEMENT

GENERAL

The Annual Meeting of Shareholders of Winmark Corporation will be held on Wednesday, May 2, 2007, at 4:00 p.m., Central Daylight Time, at our corporate offices, 4200 Dahlberg Drive, Suite 100, Minneapolis, Minnesota, for the purposes set forth in the Notice of Annual Meeting of Shareholders.

The enclosed proxy is solicited by our Board of Directors.  Such solicitation is being made by mail and may also be made by directors, officers and regular employees of Winmark personally or by telephone.  Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention: General Counsel, or by appearing in person at the meeting.  Shares represented by proxies will be voted as specified in such proxies, and if no choice is specified, will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

Shares voted as abstentions on any matter (or a “withhold authority” vote as to directors) will be counted as present and entitled to vote for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but will not be deemed to have been voted in favor of such matter.  If a broker submits a “non-vote” proxy, indicating that the broker does not have discretionary authority to vote certain shares on a particular matter, those shares will be counted as present for purposes of determining a quorum, but will not be considered present and entitled to vote for purposes of calculating the vote with respect to such matter.

All of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith will be paid by Winmark.  Winmark may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock.  This proxy statement and accompanying form of proxy are first being mailed to shareholders on or about April 2, 2007.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors has fixed March 16, 2007, as the record date for determining shareholders entitled to vote at the Annual Meeting.  Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting.  At the close of business on March 16, 2007, 5,467,445 shares of our Common Stock were issued and outstanding.  The Common Stock is the only outstanding class of capital stock entitled to vote at the meeting.  Each share of Common Stock is entitled to one vote on each matter to be voted on at the meeting.  Holders of Common Stock are not entitled to cumulative voting rights.

Under applicable Minnesota law, approval of each of the proposals to be voted on at the meeting except the election of the nominees requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.  The election of the nominees requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at a meeting at which a quorum is present.

ELECTION OF DIRECTORS

(Proposals #1 and #2)

At the meeting, the Board of Directors is to be elected to hold office until the 2008 Annual Meeting or until successors are elected and have qualified.  Our Bylaws provide that the number of directors on our Board shall be fixed by the shareholders, subject to increase by the Board of Directors.  The Nominating Committee recommended to the Board of Directors that the shareholders set the number of directors at seven and elect the nominees named below.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below, unless one or more of such nominees should become unavailable for election, in which event such shares shall be voted for the election of such substitute nominees as the Board of Directors may propose.  Each person nominated has agreed to serve if elected, and we know of no reason why any of the listed nominees would be unavailable to serve.

Information Concerning Nominees:

Name and Age	Principal Occupation and Business Experience for Past Five Years

John L. Morgan Age: 65

Mr. Morgan was elected Chairman of the Board and Chief Executive Officer of Winmark in March 2000. He was an independent investor/business consultant from April 1999 to February 2000. He was the founder of Winthrop Resources Corporation, a business equipment leasing company, and served as its President from March 1982 through March 1999. In addition, Mr. Morgan is currently a private investor and serves as a member of Rush River Group, LLC.

William D. Dunlap Age: 68

Mr. Dunlap was elected a director of Winmark in May 2000. He has served as the Chairman of Petters Media Group since January 2007. He has also served as Chairman Emeritus at Campbell Mithun, LLC, an advertising company, since July 2003. He served as Chairman of Campbell Mithun, LLC from May 1995 to June 2003, and served as its Chief Executive Officer from 1982 through 1995.

Jenele C. Grassle Age: 47

Ms. Grassle was elected a director of Winmark in January 2001. She has served as the Vice President of Jewelry for ValueVision Media, Inc. since July 2006. From March 2005 to July 2006, Ms. Grassle served as Divisional Merchandise Manager, Ready-to-Wear, Accessories and Cosmetics for ValueVision Media, Inc. From July 2000 to June 2004, Ms. Grassle served as the Vice President/General Merchandise Manager of Merchandising at Wilsons Leather, a leading specialty retailer of men’s and women’s leather apparel and accessories. From September 1988 to March 2000, Ms. Grassle served as Divisional Merchandise Manager for the Target Corporation.

Kirk A. MacKenzie Age: 68

Mr. MacKenzie was elected Vice Chairman and a director of Winmark in May 2000. In addition, he is currently a private investor and serves as a member of Rush River Group, LLC. From January 1982 to March 1999, Mr. MacKenzie was Executive Vice President of Winthrop Resources Corporation, a business equipment leasing company.

Paul C. Reyelts Age: 60

Mr. Reyelts was elected a director of Winmark in May 2000. He has served as the Executive Vice President of Finance and Chief Financial Officer of the Valspar Corporation, a global leader in the coatings industry, since April 1982. In addition, Mr. Reyelts serves on the Board of Trustees of Minnesota Public Radio.

Mark L. Wilson Age: 58

Mr. Wilson was elected a director of Winmark in May 2000. He currently serves as Of Counsel at the law firm of Henson & Efron, P.A. In 2006, Mr. Wilson served as President of Kettle River Company, LLC, a business consulting firm. From 1999 to 2006, he served as President of Weisman Enterprises, Inc. and its affiliates, a vending and small transaction management company. From November 1974 to December 1998, he was a corporate law, business planning and mergers and acquisitions attorney. In addition, Mr. Wilson currently serves on the Board of Directors of the Minnesota Community Foundation and The St. Paul Foundation and as the chairman of the Board of Directors of the Minnesota Center for Photography.

Dean B. Phillips Age: 38

Mr. Phillips is a director-nominee. He currently serves as President and Chief Executive Officer of Phillips Distilling Company, a position he has held since 2000. From 1993 to 2000, Mr. Phillips held a variety of sales and marketing positions in both the US and Canada at Phillips Distilling Company and Millennium Import, LLC — the marketer of Belvedere and Chopin luxury vodkas. Mr. Phillips is a member of the Board of Directors of Allina Health System, serving as Chair of its Investment and Philanthropy Committees, a member of the Advisory Board of the Center for the Study of Politics and Governance at the University of Minnesota’s Humphrey Institute, a member of the Board of Regents of Saint John’s University in Collegeville, MN and a Trustee of The Jay & Rose Phillips Family Foundation.

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR proposal #1 to set the number of members of the Board of Directors at seven and FOR each of the seven nominees set forth in proposal #2 to serve for a one year term.

CORPORATE GOVERNANCE

Code of Ethics and Business Conduct

We have adopted the Winmark Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), that applies to our directors, officers and employees.  The Code of Conduct is publicly available on our web site at www.winmarkcorporation.com.  If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendments or waiver on our web site or in a report on Form 8-K.

Majority of Independent Directors; Committees of Independent Directors

The Board of Directors has determined that Messrs. Dunlap, Reyelts, and Wilson, and Ms. Grassle, constituting a majority of the Board of Directors, are independent directors in accordance with rules of the Nasdaq since none of them are believed to have any relationships that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The Board of Directors considered a repurchase of shares of common stock by Winmark from Ms. Grassle in an amount that did not meet the related party transaction threshold when determining Ms. Grassle’s status as an independent director. The Board of Directors has also determined that Mr. Phillips, if elected by the shareholders, would be considered independent in accordance with the rules of Nasdaq.  Messrs. Morgan and MacKenzie are precluded from being considered independent by Nasdaq rules since they either currently serve as executive officers of Winmark and/or have had a relationship with Winmark that preclude them from being deemed independent under Nasdaq rules.

Each member of the Audit Committee, Compensation Committee and Nominating Committee has been determined, in the opinion of the Board of Directors, to be independent in accordance with Nasdaq rules.

Standing Committees

The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

The Audit Committee provides oversight by reviewing financial reports and other financial information of Winmark, reviewing our systems of internal control regarding finance, accounting, legal compliance and ethics, and reviewing our auditing, accounting and financial reporting process. The Audit Committee serves as an independent and objective party to monitor our financial reporting process and internal control system.  The Audit Committee coordinates, reviews and appraises the audit efforts of our independent registered public accounting firm.  Further, the Audit Committee communicates directly with the independent accountants, financial and senior management and Board of Directors regarding the matters related to the Committee’s responsibilities and duties.   The Board has determined that Paul C. Reyelts and Mark L. Wilson, independent directors, are the Audit Committee financial experts.  The Audit Committee, which consists of Paul C. Reyelts (Chairman), William D. Dunlap and Mark L. Wilson, held six (6) meetings and took action in writing six (6) times during fiscal 2006.

Compensation Committee

The Compensation Committee’s purpose is to assist the Board of Directors in the discharge of its responsibilities relating to (a) fair, reasonable, and competitive compensation practices for our executive officers and other key employees which are consistent with the our objectives; (b) oversight of broad-based employee compensation policies and programs; and (c) fair, reasonable and competitive compensation and benefit programs for our non-employee directors.  The Compensation Committee, which consists of Paul C. Reyelts, William D. Dunlap, Jenele C. Grassle and Mark L. Wilson, held two (2) meetings and took action in writing one (1) time during fiscal 2006.  Mark L. Wilson has been appointed the Chairman of the Compensation Committee.

The Compensation Committee’s responsibilities, which are discussed in detail in its charter, include, among other duties, the responsibility to:

•                  Review and approve annually appropriate incentive compensation goals and objectives for the CEO and other executive officers.

•                  Consider and approve the base salary, incentive and equity-based compensation awards and other compensation actions for the CEO based upon an evaluation of the CEO’s performance, effectiveness and other relevant considerations.

•                  Review and approve base salaries, incentive and equity-based compensation awards and other compensation actions for all other executive officers, based upon an evaluation of such officer’s performance, effectiveness, the recommendations of the CEO and other relevant considerations.

Compensation decisions for our executive officers and non-employee members of the Board of Directors are made by the Compensation Committee.  The Compensation Committee also makes decisions regarding the equity compensation of any other Winmark employees.  The Compensation Committee has not elected to utilize the services of a compensation consultant in determining executive compensation, though they have the discretion to utilize the services of a consultant as outlined in the Compensation Committee’s Charter.  To the extent the Committee determines to expend in excess of $5,000 during any fiscal year on consultants, it must seek pre-approval from the Board of such excess expenditures.

Our Chief Executive Officer, with the input of other officers at his discretion, provides the Compensation Committee with recommendations for the compensation of all executive officers and non-employee directors.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee had no interlocks.

Nominating Committee

The purpose of the Nominating Committee is to advise the Board of Directors and provide oversight on matters related to (a) the selection and nomination of Board Members; and (b) the appointment of Board Committee Members.  The Nominating Committee, which consists of Paul C. Reyelts, William D. Dunlap, Jenele C. Grassle and Mark L. Wilson, held one (1) meeting during fiscal 2006.  Jenele C. Grassle has been appointed Chairperson of the Nominating Committee.

Winmark does not have a formal policy with regard to the consideration of director candidates recommended by shareholders since it is our practice to consider director recommendations from any source. The Board is comprised of a majority of independent directors, which ensures consideration of director candidates from any source based on the criteria set forth below.  Each Nominating Committee member is independent.  The Board will consider director candidates recommended by shareholders according to the following membership criteria.

Board Membership Criteria

In selecting the new directors, the Committee shall consider any requirements of applicable law or listing standards, a candidate’s strength of character, judgment, business experience and specific area of expertise, factors relating to compensation of the Board, principles of diversity and such other factors as the Committee shall deem important.

The Nominating Committee will consider the attributes of the candidates and the needs of the Board and will review all candidates in the same manner, regardless of the source of the recommendation.

Shareholder Nomination of Directors

A shareholder who wishes to recommend one or more directors must provide a written recommendation to our corporate Secretary at the address below.  Notice of a recommendation must include:

with respect to the shareholder:

•                  name, address, the class and number of shares such shareholder owns;

with respect to the nominee:

•      name, age, business address, residence address,

•      current principal occupation,

•                  five year employment history with employer names and a description of the employer’s business,

•      the number of shares beneficially owned by the nominee,

•                  whether such nominee can read and understand basic financial statements, and

•                  Board membership, if any.

The recommendation must be accompanied by a written consent of the nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders.  We may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee.

Nomination of Dean B. Phillips

Dean B. Phillips, President and Chief Executive Officer of Phillips Distilling Company, was approved by the Nominating Committee of the Board of Directors and the entire Board of Directors for inclusion on the proxy card for the Annual Meeting.  Mr. Morgan, our Chief Executive Officer and Chairman of the Board of Directors, recommended Mr. Phillips for consideration by the Nominating Committee.

Charter Availability

The Audit Committee, Compensation Committee, and Nominating Committee charters are available on our website at www.winmarkcorporation.com under the “Investor Relations” heading.

Meeting Attendance

During fiscal 2006, the Board of Directors held five meetings.  All directors attended at least 75% of the meetings of the Board of Directors and committees of the Board of Directors on which they served.

We have not adopted a formal policy with regard to board members’ attendance at annual meetings of shareholders, however, all directors are encouraged to attend such meetings.  All of the directors attended the Annual Meeting of Shareholders last year.

Shareholders Communications

Shareholders may communicate directly with the Board of Directors.  All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors.  If no director is specified, the communication will be forwarded to the entire Board.  Shareholder communications to the Board should be sent to:

Corporate Secretary

Winmark Corporation

Attention:  Board of Directors

4200 Dahlberg Drive, Suite 100

Minneapolis, Minnesota 55422-4837

EXECUTIVE OFFICERS

The executive officers of Winmark are as follows:

NAME	AGE	POSITION

John L. Morgan	65	Director, Chairman and Chief Executive Officer
Brett D. Heffes	39	Chief Financial Officer and Treasurer
Mark T. Hooley	40	President, Wirth Business Credit, Inc.
Steven A. Murphy	41	President, Franchising
Steven C. Zola	45	President, Winmark Capital Corporation
Leah A. Goff	45	Vice President of Human Resources
Catherine P. Heaven	29	General Counsel

John L. Morgan was elected Chairman of the Board and Chief Executive Officer of Winmark in March 2000.  He was an independent investor/business consultant from April 1999 to February 2000.  He was the founder of Winthrop Resources Corporation, a business equipment leasing company, and served as its President from March 1982 through March 1999.  In addition, Mr. Morgan is currently a private investor and serves as a member of Rush River Group, LLC.

Brett D. Heffes has served as Chief Financial Officer and Treasurer of Winmark since November 2002.  From April 2002 until May 2002, Mr. Heffes was Chief Financial Officer of Gearworks, Inc., a developer and marketer of wireless software.  From July 2000 until March 2002, Mr. Heffes was Chief Financial Officer of Applied Epi, Inc. (now a division of Veeco Instruments, Inc.), a developer and manufacturer of process equipment for compound semiconductor devices.

Mark T. Hooley has served as President of Wirth Business Credit, Inc., Winmark’s subsidiary engaged in the small-ticket leasing business, since April 2004. Mr. Hooley also served as Vice President and General Counsel of Winmark from May 2000 to May 2006.  Mr. Hooley is the son-in-law of John L. Morgan, Chairman and CEO of Winmark.

Steven A. Murphy has served as the President of Franchising since October 2006.  Mr. Murphy also served as Vice President of Franchise Management of Winmark from December 2003 to October 2006, remaining primarily responsible for the Play It Again Sports® and Music Go Round® brands from December 2003 until March 2006.  Mr. Murphy has also served as Director of Play It Again Sports® brand from April 2002 to December 2003, and Director of Marketing and Sales from September 2001 to April 2002.

Steven C. Zola has served as the President of Winmark Capital Corporation since December 2005. Mr. Zola also served as an advisor to Winmark from January 2005 to December 2005.  From September 2002 until January 2007, Mr. Zola served in a number of positions, including President and Chief Executive Officer, of CrystalVoice Communications, Inc, a VoIP software company. From March 1990 to January 2002 he was employed by Winthrop Resources Corporation, a technology equipment leasing company, where he served as Senior Vice President of Sales and Marketing prior to his departure.

Leah A. Goff has served as Vice President of Human Resources for Winmark since September 2005.  From October 2000 to September 2005, Ms. Goff served as Human Resources Manager for Winmark.  Ms. Goff provides Winmark human resources leadership and expertise in the areas of recruitment and retention, policy and compliance, and employee relations.

Catherine P. Heaven has served as General Counsel for Winmark since May 2006.  From March 2006 to May 2006, Ms. Heaven served as Associate General Counsel for Winmark.   Prior to joining Winmark, Ms. Heaven was employed as an attorney at Faegre  Benson, LLP from February 2004 to February 2006, specializing in corporate and transactional law.  From April 2003 to February 2004, Ms. Heaven was employed as an attorney at Anthony, Ostlund & Baer, P.A., specializing in business litigation.

The term of office of each executive officer continues until terminated by Winmark.

There are no arrangements or understandings among any of the executive officers of Winmark and any other person (not an officer or director of Winmark) pursuant to which any of the executive officers were selected as an officer of Winmark.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Overview of Compensation Structure

The Compensation Committee of the Board of Directors has the responsibility for approving, monitoring and generally overseeing compensation of each of the executive officers named in the 2006 Summary Compensation Table on page 13.  We refer to these executive officers as our Named Executive Officers or NEOs.  Our management team, particularly our Chief Executive Officer, John Morgan, provides the Compensation Committee with the information necessary to evaluate NEO compensation.

Compensation Philosophy

We believe that our success depends upon a team of senior officers working together to promote the growth and financial success of the Company rather than upon the individual performance of any one member of that team.  As such, our compensation structure emphasizes the collective accountability of the NEOs to our shareholders, employees, and to one another.  The NEOs’ compensation structure is intended to provide each team member with the appropriate incentives to work towards the achievement of goals by the Company as a whole, and to encourage each NEO to remain a long-term contributor to our success.

We examine the overall success of our business and the effectiveness of the NEOs as a group to determine salary, bonus, and incentive compensation.  Consistent with this philosophy, our policy is to examine a variety of financial and nonfinancial factors in their totality to determine NEO compensation, including the overall performance of the company against long-term financial and strategic objectives, cash flow, human resources management, and earnings per share.  We do not tie any of the elements of NEO compensation to the attainment of a specific goal related to these or any other factors.  Instead, we retain the flexibility to consider all compensation factors in their totality when awarding compensation.

In addition to examining the performance of the NEOs as a group, each NEO is evaluated by their attainment of short term goals related to budgets and the growth and performance of the businesses they are responsible for, as well as their general business and company experience, leadership and potential future contribution.  Although our philosophy is to compensate NEOs as a team, we believe it is important to retain the flexibility and discretion to modify all elements of compensation awarded to individuals based upon an examination of these factors.

Our primary objectives in regard to executive compensation are to recruit and retain talented individuals using a compensation structure that rewards individuals for the overall success of our businesses while also maximizing shareholder value.  Our compensation structure is designed to provide accountability among the NEOs, because the success of each business segment impacts the compensation received by all of the NEOs.

2006 Executive Compensation Components

For the fiscal year ended December 30, 2006, the principal components of compensation for NEO were:

•                  Base Pay

•                  Annual Incentive Bonus

•                  Equity-Based Compensation

Base Pay.  Base pay has historically been the largest component of the NEOs’ compensation.  Base pay levels are typically considered by the Compensation Committee annually as part of our performance review process, and may also be considered upon a promotion or other change in job responsibility.  Base pay provides the NEOs with regular compensation for services performed during the fiscal year, and is used to establish a pay range for the annual incentive bonus.  The NEOs’ base pay is designed to be competitive in the region, but is not specifically compared to a peer group.  The NEOs’ base pay is determined in part by examining awards from past years, both for NEOs as a group and for each individual NEO.  Operating within the framework of compensating the NEOs as a team based upon the overall achievement of our long-term and short term goals, we have the discretion to adjust each NEO’s salary based upon their individual performance, leadership and potential future contribution.

Annual Incentive Bonus. In addition to base pay, each NEO is eligible to receive an annual incentive bonus.  The annual bonus for each NEO, awarded at the discretion of the Compensation Committee, may range in amount from 0% to 100% of that NEO’s salary.  The annual incentive bonus is designed to motivate and reward the NEOs as a group for furthering the achievement of the Company’s short and long-term objectives during the fiscal year.  This component of compensation also emphasizes the accountability each NEO has to contribute to the growth and financial success of the Company, and motivates the NEOs to achieve individual and group expectations.  Ultimately, the performance of all the NEOs as a group and the performance of the Company determine the annual incentive bonus.  Similar to base pay, at our discretion each individual NEO may have their bonus increased or decreased based upon the individual’s performance, leadership and potential future contribution.

Long-Term, Equity-Based Incentive Compensation.  The third primary component of compensation is long-term incentive compensation in the form of stock options. We use equity-based compensation in the form of stock option grants to align the interests of the NEO with those of shareholders.  Options granted to the NEOs under our current employee stock option plan vest over time, creating an incentive for the executive to remain an employee for an extended period.  Typically, equity-based incentive compensation is awarded to NEOs by the Compensation Committee annually during the Compensation Committee’s December meeting.  The Compensation Committee retains the discretion to award options outside of the December meeting, although any such award would likely be related to the hiring of a new NEO.  We restrict the number of individuals receiving stock options to NEOs and a small number of other key employees.  Although previous awards are considered, the amount of options a NEO receives depends more upon the NEOs performance as a group, the total number of option shares recommended for issuance, and the total number of people included in the annual stock option grants.  As with the other elements of compensation, we maintain the discretion to adjust each NEO’s option award based upon their individual performance, leadership and potential future contribution.

Change of Control Payments and At-Will Employment. Our NEOs are at-will employees operating without employment contracts, with the exception of John Morgan, our Chief Executive Officer.  None of our NEOs, including Mr. Morgan, are awarded change-of-control payments, pension agreements, or pre-determined severance arrangements.  Management believes that such guaranteed payments and agreements are not beneficial to the Company.  Instead, by not committing to base salary, annual incentive bonuses or stock options over a long term, we preserve the flexibility to make a change if any NEO is underperforming expectations.  Although we have in the past, and at our discretion may in the future, negotiate severance agreements with our NEOs upon their termination, we are under no obligation to do so.

Compensation Approval Process

Role of the Chief Executive Officer

Mr. Morgan has a unique perspective regarding the compensation of NEOs.  As our largest individual shareholder, Mr. Morgan has a strong interest in maximizing shareholder value.  As our primary executive officer, Mr. Morgan has access to and makes decisions regarding all facets of our businesses, and has the ability to evaluate the performance of each NEO for each of our business segments.  As the Chairman of our Board of Directors, he provides leadership to the directors who ultimately approve the compensation of our NEOs.  Since becoming Chief Executive Officer, Mr. Morgan has routinely requested that he receive a base salary similar to those of other NEOs and that he not be awarded stock options by the Compensation Committee.  Consistent with his philosophy, Mr. Morgan, as a matter of general practice, does not request reimbursement for business expenses.

Mr. Morgan reviews the overall performance of all of our business segments and each individual NEO’s performance, taking into account our compensation philosophy and the compensation factors described above.  After receiving input from other NEOs at his discretion, Mr. Morgan makes an initial assessment regarding each element of compensation for the NEOs, including himself.  His assessment is submitted to the Compensation Committee for discussion at its annual meeting in December.  The final approval of all NEOs’ compensation, including Mr. Morgan’s compensation, is at the sole discretion of the Compensation Committee.

Compensation Committee Process

The Compensation Committee meets annually to review and approve the compensation of our executive officers, key employees and non-employee directors, as well as to oversee broad-based employee compensation policies.  The Compensation Committee reviews the recommendations of the CEO regarding NEO annual incentive bonus compensation for the current year, NEO option grants for the current year, and NEO salaries for the following year, with the power to approve, modify or reject the proposed awards.  The Compensation Committee is also responsible for evaluating Mr. Morgan’s performance annually and determining his compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Mark L. Wilson, Chairman

William D. Dunlap

Jenele C. Grassle

Paul C. Reyelts

EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers (“NEOs”) for the fiscal year ended December 30, 2006.  Based upon the FAS 123R fair value of the option award granted to NEOs in 2006, the base salary and bonus amounts for NEOs, “Salary” accounted for approximately 48.6% of the total compensation of the NEOs as a group, and “Bonus” accounted for approximately 20.8% of the total compensation of the NEOs as a group.

We have entered into employment agreements with two of the NEOs, one of which is currently effective.  The employment agreement entered into with John L. Morgan, CEO, in March 2000, has been subsequently amended three times.  The most recent amendment clarified that Mr. Morgan’s base salary will be set annually by the Compensation Committee or a similar body of independent directors in its discretion.  Pursuant to the agreement, Mr. Morgan may also receive a bonus determined by the Compensation Committee in its discretion.  The agreement is terminable for any reason by either party upon 30 days written notice.  In connection with this agreement, Mr. Morgan was granted an option to purchase 600,000 shares of Common Stock at an exercise price of $5.00 per share in March of 2000.  The option has fully vested and has been exercised.

We entered into an employment agreement with Stephen M. Briggs, our former President and COO, in December 2000.  As described in the agreement, Mr. Briggs’s annual base salary from January 2001 to January 2002 was set at $250,000.  He was also entitled, in our discretion, to an annual bonus of up to 50% of annual base salary.  Concurrent with Mr. Briggs’s resignation in October 2006, he entered into a Separation Letter and Agreement with Winmark that, among other things, terminated his employment agreement effective December 31, 2006.  In accordance with the terms of the Separation Agreement, Mr. Briggs remained an employee of Winmark through December 31, 2006, providing consulting and transitional services.  He received his salary and employee benefits through December 31, 2006, along with 75% of his annual bonus awarded by the Compensation Committee.

2006 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
John L. Morgan Chief Executive Officer and Chairman of the Board of Directors	2006	200,000	100,000	—	0	7,167	307,167

Brett D. Heffes Chief Financial Officer and Treasurer	2006	200,000	100,000	—	204,147	7,878	512,025

Mark T. Hooley President, Wirth Business Credit	2006	200,000	100,000	—	167,511	7,878	475,389

Steven A. Murphy President, Franchising (1)	2006	159,750	70,000	—	104,179	7,533	341,462

Steven C. Zola President, Winmark Capital Corporation	2006	200,000	100,000	—	59,792	1,278	361,070

Stephen M. Briggs Former President and Chief Operating Officer of Winmark Corporation	2006	310,200	75,000	—	200,029	7,878	593,107

(1)          Mr. Murphy was promoted to the President, Franchising in October 2006.  Previously, he was serving as the Vice President of Franchise Management.

(2)          The amounts included under Option Awards column reflect the dollar amount recognized for financial statement reporting purposes (using FAS 123R) in fiscal 2006 for awards granted under the 2001 Stock Option Plan, and thus includes amounts from options granted during and prior to fiscal year 2006.  A discussion of the assumptions made in the valuation of our stock options is located in footnote 2 “Significant Accounting Policies” in the “Accounting for Stock-Based Compensation” section of the Annual Report on Form 10-K, and is incorporated herein by reference.  In 2006, we had no forfeitures of stock options.

(3)          All Other Compensation paid by Winmark is comprised of 401(k) matching contributions, an optional annual contribution to each employee’s retirement account, and life insurance premium payments.  NEOs receive the same 401(k) matching benefits and the same optional annual contribution to employee retirement accounts as all active and eligible employees.  The maximum life insurance payout for executive officers ($250,000), including NEOs, is higher than the maximum payout for salaried exempt ($150,000) and non-exempt office employees ($75,000).

All Other Compensation is subdivided as follows:

Name	401(k) Matching Contribution ($)	Company Optional Retirement Contribution ($)	Life Insurance Premium ($)

John L. Morgan	6,000	750	417

Brett D. Heffes	6,600	750	528

Mark T. Hooley	6,600	750	528

Steven A. Murphy	6,255	750	528

Steven C. Zola	0	750	528

Stephen M. Briggs	6,600	750	528

2006 Grants of Plan-Based Awards

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)

John L. Morgan	—	0	—	—

Brett D. Heffes	12/14/06	19,500	20.32	199,875

Mark T. Hooley	12/14/06	19,500	20.32	199,875

Steven A.Murphy	12/14/06	19,500	20.32	199,875

Steven C. Zola	12/14/06	19,500	20.32	199,875

Stephen M.Briggs	—	0	—	—

Outstanding Equity Awards at Fiscal Year-End

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date

John L. Morgan	—	—	—	—	—

Brett D. Heffes	25,000	0	—	9.91	11/04/12
	15,000	0		10.00	12/18/12
	11,250	3,750		18.25	12/16/13
	7,500	7,500		26.05	12/09/14
	5,000	15,000		20.46	12/13/15
	0	19,500		20.32	12/14/16

Mark T. Hooley	15,000	0		10.52	12/19/11
	15,000	0		10.00	12/18/12
	11,250	3,750		18.25	12/16/13
	7,500	7,500		26.05	12/09/14
	5,000	15,000		20.46	12/13/15
	0	19,500	—	20.32	12/14/16

Steven A. Murphy	6,000	0	—	7.20	9/06/11
	15,000	0		10.52	12/19/11
	10,000	0		10.00	12/18/12
	7,500	2,500		18.25	12/16/13
	5,000	5,000		26.05	12/09/14
	2,500	7,500		20.46	12/13/15
	0	19,500		20.32	12/14/16

Steven C. Zola	200	800	—	25.99	1/13/15	(2)
	5,000	15,000		20.46	12/13/15
	0	19,500		20.32	12/14/16

Stephen M. Briggs	50,000	0	—	10.52	12/19/11
	20,000	0		10.00	12/18/12
	15,000	5,000		18.25	12/16/13
	10,000	10,000		26.05	12/09/14
	5,000	15,000		20.46	12/13/15

(1)          All of the above-listed option awards were granted pursuant to the 2001 Stock Option Plan.  Unless otherwise indicated, the option awards vest 25% per year for four years, beginning on the first anniversary of the option grant.  Each option grant expires on the tenth anniversary date of the grant, or earlier in the case of an employee’s termination, disability or death.

(2)          Vests 20% per year for five years, beginning on the first anniversary date of the option grant.  Expires on the tenth anniversary date of the grant, or earlier in the case of the recipient’s death or disability.

2006 Option Exercises and Stock Vested

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)

John L. Morgan	0	0

Brett D. Heffes	5,000	54,750

Mark T. Hooley	10,000	186,600

Steven A. Murphy	4,000	61,400

Steven C. Zola	0	0

Stephen M. Briggs	0	0

(1)          Computed by determining the difference between the market price of our Common Stock at the time of exercise and the exercise price of the options to purchase our Common Stock.

Potential Payments Upon Change-in-Control for Named Executive Officers

We have not entered into contracts or agreements with the NEOs, individually or as a group, guaranteeing lump sum payments to them upon termination of the employee or a change of control of Winmark.  However, our 2001 Stock Option Plan (“2001 Plan”), which provides option awards to our NEOs, provides that optionees are eligible for certain benefits when a “Transaction” occurs, as defined therein.  A “Transaction” includes the sale of substantially all of our assets, a merger, a reorganization, reclassification, liquidation, or an extraordinary dividend.

Generally speaking, all of the outstanding and unvested stock options granted under the 2001 Plan become immediately exercisable upon the occurrence of a Transaction unless the Board selects to either: (a) terminate the 2001 Plan and cancel outstanding options not exercised prior to reasonable exercise period; (b) pay optionees, either in cash or shares of the surviving corporation’s stock, the difference between the Fair Market Value of the stock price and the stock option exercise price; or (c) continue the 2001 Plan and allow optionees the right to exercise their respective options for an equivalent number of shares of stock of the succeeding corporation.

As of December 30, 2006, the NEOs had the following outstanding and unvested options to purchase shares of our Common Stock:

Name	Unexercisable Option Shares (#)	Option Exercise Price ($)	Stock Price 12/29/06	Value Realized Upon Acceleration ($)

John L. Morgan	—	—	—	—

Brett D. Heffes	3,750	18.25	20.19	7,275
	7,500	26.05		—
	15,000	20.46		—
	19,500	20.32		—

Mark T. Hooley	3,750	18.25	20.19	7,275
	7,500	26.05		—
	15,000	20.46		—
	19,500	20.32		—

Name	Unexercisable Option Shares (#)	Option Exercise Price ($)	Stock Price 12/29/06	Value Realized Upon Acceleration ($)

Steven A. Murphy	2,500	18.25	20.19	4,850
	5,000	26.05		—
	7,500	20.46		—
	19,500	20.32		—

Steven C. Zola	800	25.99	20.19	—
	15,000	20.46		—
	19,500	20.32		—

Stephen M. Briggs	5,000	18.25	20.19	9,700
	10,000	26.05		—
	15,000	20.46		—

2006 Director Compensation

Cash Compensation Paid to Board Members

For the fiscal year ended December 30, 2006, non-employee members of the Board of Directors were entitled to receive an annual cash retainer of $10,000 and an attendance fee of $500 for each Board or Committee meeting.  The Lead Director and Vice Chairman of the Board of Directors also received an additional $2,000 retainer.

Stock Option Award

Pursuant to the terms of our Stock Option Plan for Non-employee Directors, non-employee directors are automatically granted an option to purchase 25,000 common shares upon the initial election as a director.  If Dean B. Phillips is elected by our shareholders at the Annual Meeting, he will be eligible for an option to purchase 25,000 common shares at an exercise price of the Fair Market Value of shares of Common Stock on the grant date.  In addition to an initial award under the Non-Empoyee Director Stock Option Plan, each non-employee director is eligible to receive an annual stock option grant of 2,000 shares.  Each current non-employee director received a stock option grant of 2,000 shares pursuant to the Non-Employee Director Stock Option Plan in December 2006.  The grant date fair value of each 2,000 share stock option award, pursuant to FAS 123R, is $13,120.  Options received by directors vest over five years with 20% of the grant vesting each year.

The following table sets out the fiscal 2006 compensation for each of our current non-employee directors.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

William D. Dunlap	16,500	—	11,955	—	—	—	28,455

Jenele C. Grassle	14,000	—	11,955	—	—	—	25,955

Kirk A. MacKenzie	14,500	—	11,955	—	—	—	26,455

Paul C. Reyelts	18,000	—	11,955	—	—	—	29,955

Mark L. Wilson	17,000	—	11,955	—	—	—	28,955

(1)  Our executives who also served on the Board of Directors did not receive any compensation for their services as directors.  The compensation for Mr. Morgan and Mr. Briggs, who both served on the Board of Directors during 2006, is outlined in the Summary Compensation Table on page 13.

(2)  Reflects the dollar amount recognized for financial statement report purposes for the fiscal year ended December 30, 2006 in accordance with FAS 123R, and thus include amounts from awards granted in and prior to 2006.

Transactions with Related Persons, Promoters and Certain Control Persons

Our wholly owned subsidiary, Wirth Business Credit, Inc. (“Wirth”) has hired Orion First Financial, LLC (“Orion”) to perform certain back-office tasks in relation to its small-ticket financing business, including invoicing, collecting, default management and other administrative duties.  Wirth and Orion also entered into a joint venture in 2006 to jointly fund higher-risk transactions that has not yet been active.  In 2005, John L. Morgan, our Chairman and Chief Executive Officer, lent $400,000 to Orion First Financial, LLC.  During fiscal 2006, the entire amount of principal remained outstanding, and approximately $58,000 was paid in interest.   In March 2007, Orion repaid $200,000 of the principal owed on the outstanding notes.  Pursuant to the terms of the notes, the interest rates for the indebtedness range from 13.5 to 15%.

On May 16, 2006, we repurchased 420,000 shares of Common Stock from Rush River Group, LLC (“Rush River”) for aggregate consideration of $9.891 million, or $23.55 per share, pursuant to a stock purchase agreement. The purchase price was based upon a 5% discount to the 30-day average closing price of our Common Stock as reported on Nasdaq, set on May 11, 2006. The 420,000 shares represent 100% of the shares of Winmark Common Stock held by Rush River, an entity owned and controlled by John L. Morgan, our Vice Chairman Kirk A. MacKenzie, and Jack A. Norqual.  Messrs Morgan, MacKenzie and Norqual each own one-third of the membership interest in Rush River.

On June 6, 2006, we repurchased 44,000 shares of Common Stock from K. Jeffrey Dahlberg for aggregate consideration of $1.0362 million, or $23.55 per share.  At the time of the transaction, Mr. Dahlberg beneficially owned greater than 10% of the outstanding shares of Winmark.

On June 29, 2006, John L. Morgan subscribed for and purchased approximately $1.5 million in unsecured subordinated notes of various maturities ($250,000 of two year maturity, $500,000 of three year maturity, $500,000 of four year maturity, and $250,000 of five year maturity notes, all on a monthly interest payment schedule at the rates described in the Interest Rate Supplement filed on Form 424B2 with the Securities and Exchange Commission on June 16, 2006 pursuant to rule 424(b)(2) under the Securities Act of 1933) offered by Winmark pursuant to a prospectus and related documents declared effective on June 14, 2006. In connection with his investment, Mr. Morgan agreed that his notes would be voted consistent with the majority of the remaining noteholders in an event of default.

On July 14, 2006, Rush River subscribed for and purchased approximately $10 million in unsecured subordinated notes of various maturities ($2 million of six month maturity, $1 million of one year maturity, $1 million of two year maturity, $2 million of three year maturity and $4 million of five year maturity notes, all on a monthly interest payment schedule at the rates described in the Interest Rate Supplement filed with the Securities and Exchange Commission on June 16, 2006 pursuant to rule 424(b)(2) under the Securities Act of 1933 (“Interest Rate Supplement”)) offered by Winmark pursuant to a prospectus and related documents declared effective on June 14, 2006 (“Prospectus”). In addition, Kirk A. MacKenzie subscribed for and purchased $500,000 of three year maturity, unsecured, subordinated notes, on a monthly interest payment schedule at the rates described in the Interest Rate Supplement offered by Winmark pursuant to the Prospectus.  In connection with their investment, Rush River and Mr. MacKenzie agreed that their notes would be voted consistent with the majority of the remaining noteholders in an event of default.

In 2006, Winmark paid approximately $285,000 to Lindquist & Vennum, PLLP, a law firm in which John L. Morgan’s son-in-law is a partner.

Review, Approval or Ratification of Transactions with Related Persons

In February 2007, the Board of Directors adopted a formal related party transaction statement of policy, which sets forth Winmark’s policies and procedures for the review, approval or ratification of any transaction with a related party required to be reported in our company’s filings with the Securities and Exchange Commission.  The Audit Committee of the Board of Directors must approve any related party transaction subject to this policy before commencement of the related party transaction.  The audit committee may, in its sole discretion, approve or deny any related party transaction.  In the event Winmark’s management becomes aware of a related party transaction that has not been previously approved by the Audit Committee, such transaction will be submitted to the Audit Committee, which has the authority to ratify, amend, terminate or rescind the transaction as deemed appropriate in its discretion.

AMENDMENT TO STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

(Proposal #3)

General

On February 23, 2007, the Board amended our Stock Option Plan for Non-employee Directors (the “Plan”) to increase the reserved shares of Common Stock from 200,000 to 300,000.  As of March 16, 2007, there were outstanding options to purchase an aggregate of 41,000 shares of Common Stock granted under the Plan, with exercise prices ranging from $20.32 to $26.05 per share.  The Board of Directors believes that granting fairly priced stock options to directors is an effective means to promote the future growth and development of Winmark.  The Board of Director also believes the Plan will attract, reward and retain highly qualified non-employee directors.

A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to our General Counsel, Catherine P. Heaven.

Description of the Plan

Purpose.  The purpose of the Plan is to attract, reward and retain highly qualified non-employee directors and to increase their proprietary interest in our success.

Shares Available.  Upon approval of the amendment, the Plan will provide for the issuance of up to 300,000 shares of our Common Stock, subject to adjustment of such number in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting our Common Stock.

Eligibility.  The Plan provides that each director who is not also an employee of Winmark will receive an option to purchase 25,000 common shares at the beginning of that director’s first term on the Board.  Each current non-employee director has received his or her initial grant to purchase 25,000 shares.  The current director-nominee will receive an option to purchase 25,000 common shares immediately upon his election by the shareholders.  The Plan also allows us to issue annual option grants to non-employee directors of Winmark and its affiliates.  The exercise price of all options under the Plan is equal to the fair market value on the date of grant.

Options.  Each option granted under the Plan vests and becomes exercisable in five equal annual increments beginning one year after the date of grant.  Except upon a “change of control” or the approval by the Board of an agreement that would result in a “change of control” as defined in the Plan, any unvested portion of an option is forfeited upon the holder’s termination as a non-employee director.  In the event of a change in control, all options under the Plan become fully exercisable.  The exercise price of each option is the Fair Market Value of the underlying Common Stock on the day the option is granted.  The vested portion of an option may be exercised for a term ending on the earlier of the date that is five years from the date of vesting of the first increment (the sixth anniversary of the grant date) or that is 30 days following the last day the holder served as a non-employee director.  In the event that a non-employee director ceases to be a director due to the director’s death, the director’s legal representative has the right to exercise any options, to the extent exercisable on the date of termination and in no event later than the expiration of the stated terms, for a period of up to one year from the date of such death.  In the event that a non-employee director ceases to be a director due to the director’s disability, the director may exercise the portion of the option as was exercisable at the date of termination until the expiration of the stated term of such option.

In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, or other change in corporate structure affecting the share, such substitution or adjustment will be made as may be determined to be appropriate by the Board to prevent dilution or enlargement of the option rights under the Plan.

Administration.  Options under the Plan may be exercised, by delivering to the company at its offices, written notice of the election to exercise and the number of shares subject to such exercise, together with payment in full of the exercise price.  Payment of the exercise price shall be made by cash of certified bank check or delivery of Winmark shares owned by the holder with a fair market value equal to the exercise price.  Unless otherwise determined by the Compensation Committee of the Board of Directors, tax-withholding obligations may be settled with common shares owned by the option holder.

Amendment.  The Board of Directors may at any time suspend or terminate the Plan or any part thereof, and the Board of Directors or Compensation Committee may amend the Plan from time to time; provided, however, that no action of the Board of Directors or any committee may (i) impair the rights of a non-employee director with respect to Options theretofore awarded, without such person’s consent, or (ii) without the approval of the shareholders if such approval is necessary to comply with any legal, tax or regulatory requirement.

Federal Income Tax Consequences.  The options granted under the Plan are not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code.  At the time an option is granted, no income will be realized by the optionee, and no deduction will be allowable to Winmark.  Upon the exercise of the option, the excess of the fair market value of the shares acquired on the date of exercise over the exercise priced paid will be ordinary income to the optionee and deductible by Winmark, to the extent such amount satisfies the general rules concerning deductibility of compensation.

Plan Benefits. Except for the initial grants, future grants of options are subject to the discretion of the Compensation Committee and, therefore, with the exception of an initial grant for director-nominee Dean B. Phillips, cannot be determined at this time.  If Mr. Phillips is elected by the shareholders as described in Proposal #2, he will immediately be granted an option to purchase 25,000 shares of Common Stock at the Fair Market Value of the Common Stock on the date of the grant.  As of March 16, 2007, the five current directors who are not executive officers as a group have been awarded options to purchase an aggregate of 165,000 shares.  No executive officer or employee is eligible to receive an option under this Plan.

Board of Directors Recommendation

The Board of Directors recommends that the shareholders vote FOR proposal #3 to approve the amendment to the Stock Option Plan for Non-employee Directors to increase the number of shares available under the Plan.  Under applicable Minnesota law, approval of the proposal requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

Securities Authorized for Issuance Under Equity Compensation Plans

The following information reflects certain information about our equity compensation plans as of December 30, 2006:

	Equity Compensation Plan Information
	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	558,000	$17.75	203,000
Equity compensation plans not approved by security holders (1)	200,000	6.00	—
TOTAL	758,000	$14.65	203,000

(1)          On March 22, 2000, Sheldon Fleck, a former consultant to Winmark, was granted a warrant to purchase 200,000 shares of Common Stock at an exercise price of $6 per share. This option will expire on March 22, 2008 if unexercised. Such warrant remains unexercised.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth the number of shares of Common Stock beneficially owned by (i) each person known by us to own more than 5% of the outstanding shares of Common Stock, (ii) each Named Executive Officer in the Summary Compensation Table, (iii) each director, (iv) each director nominee and (v) all directors and executive officers as a group.  All persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned, unless otherwise noted.  The number of shares listed is as of March 16, 2007, unless otherwise noted.

Name (and Address of 5% Holders) or Identity of Group	Number of Shares Beneficially Owned		Percent of Outstanding Shares

John L. Morgan 4200 Dahlberg Drive, Suite 100 Minneapolis, MN 55422	1,344,266	(1)	24.6%

Kirk A. MacKenzie	172,000	(2)	3.1%

Paul C. Reyelts	22,000	(2)	*

William D. Dunlap	27,000	(2)	*

Mark L. Wilson	29,500	(2)	*

Jenele C. Grassle	22,000	(2)	*

Dean B. Phillips	2,000	(3)	*

Stephen M. Briggs	41,646	(4)	*

Brett D. Heffes	71,578	(5)	1.3%

Mark T. Hooley	87,154	(6)	1.6%

Steven A. Murphy	50,677	(7)	*

Steven C. Zola	15,947	(8)	*

K. Jeffrey Dahlberg 1040 High Lake View Colorado Springs, CO 80906	535,761	(9)	9.8%

Ronald G. Olson 1630 North Ridge Drive Wayzata, MN 55391	992,327	(10)	18.1%

Sheldon T. Fleck 5720 Smetana Drive Minnetonka, MN 55343	675,100	(11)	11.9%

Farnum Street Partners, L.P. 3033 Excelsior Boulevard Minneapolis, MN 55416	351,996	(12)	6.4%

All current directors and executive officers as a group (11 persons)	1,842,747	(13)	32.6%

 *                                      Less than 1%

(1)                                  Includes 23,032 shares held by Mr. Morgan’s wife, for which he disclaims beneficial ownership.

(2)                                  Includes 2,000 shares which are not outstanding, but may be acquired within 60 days through the exercise of a stock option.

(3)                                  As of March 13, 2007.

(4)                                  As of February 28, 2007.  Includes 30,000 shares which are not outstanding, but may be acquired within 60 days through the exercise of stock options.

(5)                                  Includes 63,750 shares which are not outstanding, but may be acquired within 60 days through the exercise of stock options.  Includes 1,000 shares held by Mr. Heffes for a minor child.

(6)                                  Includes 53,750 shares which are not outstanding, but may be acquired within 60 days through the exercise of stock options.

(7)                                  Includes 46,000 shares which are not outstanding, but may be acquired within 60 days through the exercise of stock options.

(8)                                  Includes 5,400 shares which are not outstanding, but may be acquired within 60 days through the exercise of stock options.

(9)                                  We have relied on information provided by Mr. Dahlberg in a Form 4 filed on February 14, 2007.  Includes 225,000 shares held in trust for minor children.

(10)                            We have relied on information provided by Mr. Olson in a Form 4 filed on February 9, 2007.  Includes 31,800 shares held in trust for his children and 1,500 shares held by Mr. Olson’s wife.  Mr. Olson disclaims beneficial ownership of these shares.

(11)                            We have relied on information provided by Mr. Fleck in a Form 4 filed on November 21, 2006.  Includes warrant to purchase 200,000 shares.

(12)                            As of December 31, 2006.

(13)                            Includes 179,525 shares which may be acquired within 60 days by all directors and executive officer as a group through the exercise of stock options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the 1934 Act requires directors, executive officers, and persons who own more than ten percent of our Common Stock to file with the Securities and Exchange Commission (“Commission”) initial reports of beneficial ownership and reports of changes in beneficial ownership of common shares.  Directors, officers and greater than ten percent shareholders are required by the regulations of the Commission to furnish us with copies of all Section 16(a) reports they file.  Except as set forth below, to our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 30, 2006, all Form 3, Form 4 and Form 5 filing requirements of our directors, executive officers and persons who own more than ten percent of our Common Stock were met except as follows: Sheldon Fleck failed to timely file one Form 4 describing one transaction; Ronald G. Olson failed to time file one Form 4 reporting five transactions; Jeffrey K. Dahlberg failed to timely file one Form 4 reporting three transactions; Kirk A. MacKenzie failed to timely file one Form 4 reporting one transaction; and Steven C. Zola failed to timely file a Form 5 describing one transaction.

RATIFICATION OF INDEPENDENT AUDITORS

(Proposal #4)

General

The Audit Committee has the authority to appoint and discharge the independent registered public accounting firm and has chosen to retain Grant Thornton LLP to serve as independent registered public accounting firm for fiscal year 2007.  The Board is submitting such appointment of Grant Thornton LLP to the shareholders for ratification. If the appointment of Grant Thornton LLP is not ratified, the Board of Directors will require the Audit Committee to reconsider its selection.  Representatives from Grant Thornton LLP will be present at the meeting, will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

On July 5, 2006, the Audit Committee dismissed KPMG LLP as Winmark’s independent registered public accounting firm, and appointed Grant Thornton LLP to serve as our independent registered public accounting firm.  The audit reports of KPMG on our consolidated financial statements as of and for the years ended December 31, 2005 and December 25, 2004 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  In connection with the audits of our two most recent fiscal years ended December 31, 2005 and December 25, 2004, and the subsequent interim period through July 5, 2006, there have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement.

Principal Accountant Fees and Services

The following is a summary of the fees billed by KPMG LLP for professional services rendered as our independent registered public accounting firm during the 2005 and 2006 fiscal years prior to their dismissal, as well as the fees billed by Grant Thornton LLP for professional services rendered as our independent registered public accounting firm during the 2006 fiscal year.

	Grant Thornton LLP	KPMG LLP
Fee Category	Fiscal 2006 Fees	Fiscal 2006 Fees	Fiscal 2005 Fees
Audit Fees	$139,360	$50,000	$167,500
Audit-Related Fees	0	76,500	31,625
Tax Fees	0	0	41,925
All Other Fees	0	0	1,500
Total Fees	$139,360	$126,500	$242,550

Audit Fees.  Consists of fees billed for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by the principal accountant in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”  These services primarily consist of employee benefit plan audits and consultations concerning financial accounting and reporting standards.  In 2006, KPMG billed us approximately $50,000 in fees for services related to the filing of our Registration Statement on Form S-1, effective June 16, 2006.

Tax Fees.  Consists of fees billed for professional services for corporate tax services.  These services primarily consist of assistance regarding federal, state and international tax compliance services.

Pursuant to its Audit Committee Charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for Winmark by its independent auditors or any other auditing or accounting firm.

AUDIT COMMITTEE REPORT

The Board of Directors maintains an Audit Committee comprised of three of Winmark’s independent directors.  The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, Rule 4310(c)(26)(B)(i), including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15).

In accordance with its written charter adopted by the Board of Directors, the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of Winmark.  In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1)                                  reviewed and discussed with management Winmark’s consolidated audited financial statements as of and for the year ended December 30, 2006; and

(2)                                  discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

(3)                                  received and reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1, Independence and Discussions with Audit Committees, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, as amended by the Independence Standards Board, and discussed with the independent auditors the independent auditor’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Winmark’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, as filed with the Securities and Exchange Commission.

Members of the Audit Committee:

Paul C. Reyelts, Chairman

William D. Dunlap, Jr.

Mark L. Wilson

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR proposal #4 to ratify Grant Thornton LLP as the independent registered public accounting firm for Winmark.  Under applicable Minnesota law, approval of the proposal to be voted on at the meeting requires the affirmative vote of the holders of the greater of (i) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

SHAREHOLDER PROPOSALS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at the 2008 Annual Meeting must be received by Winmark by December 4, 2007.  The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.  Stockholders who intend to present a proposal at the 2008 Annual Meeting without including such proposal in our proxy statement must provide us notice of such proposal no later than February 17, 2008.  If any matters properly come before our 2008 Annual Meeting, but we did not receive notice of it prior to February 18, 2008, the persons named in our proxy card for that Annual Meeting will have the discretion to vote the proxies on such matters in accordance with their best judgment.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

ANNUAL REPORT ON FORM 10-K

A COPY OF OUR FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 30, 2006 (WITHOUT EXHIBITS) ACCOMPANIES THIS NOTICE OF MEETING AND PROXY STATEMENT.  NO PART OF THE ANNUAL REPORT IS INCORPORATED HEREIN AND NO PART THEREOF IS TO BE CONSIDERED PROXY SOLICITING MATERIAL.  WE WILL FURNISH TO ANY SHAREHOLDER, UPON WRITTEN REQUEST, ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-K, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE FURNISHING OF SUCH EXHIBIT(S).  ANY REQUEST SHOULD INCLUDE A REPRESENTATION THAT THE SHAREHOLDER WAS THE BENEFICIAL OWNER OF SHARES OF OUR COMMON STOCK ON MARCH 16, 2007, THE RECORD DATE FOR THE 2007 ANNUAL MEETING, AND SHOULD BE DIRECTED TO CATHERINE P. HEAVEN, GENERAL COUNSEL, AT OUR PRINCIPAL ADDRESS.

OTHER BUSINESS

The Board of Directors knows of no other matters to be presented at the meeting.  In the event any other business is presented at the meeting, the persons named in the enclosed proxy will have authority to vote on that business in accordance with their judgment.

By the Order of the Board of Directors

John L. Morgan
Chairman and Chief Executive Officer

WINMARK CORPORATION

STOCK OPTION PLAN

FOR NONEMPLOYEE DIRECTORS

(As Amended and Restated Through February 23, 2007)

1.                                       Purpose.  This Stock Option Plan (“Plan”) for Winmark Corporation, a Minnesota corporation (“Company”), is intended (a) to advance the interests of the Company by providing nonemployee members of the Board of Directors with additional incentive to promote the success of the Company’s business; (b) to increase the proprietary interest of the nonemployee directors in the success of the Company; and (c) to attract, reward, and retain highly qualified individuals as nonemployee directors of the Company.

2.                                       Definitions.  In addition to definitions that may be contained elsewhere herein, for purposes of this Plan and option agreements entered into pursuant hereto, the following terms are defined as follows:

(a)                                  “Affiliate” shall mean a Parent or Subsidiary of the Company.

(b)                                 “Board” means the Board of Directors of the Company.

(c)                                  “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(d)                                 “Committee” means the Committee referred to in Section 3 of the Plan.

(e)                                  “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan or as defined in Section 22(e)(3) of the Code.

(f)                                    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(g)                                 “Fair Market Value” as of any date shall mean (i) if such stock is listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the price of such stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of such stock shall have occurred on such date, on the next preceding day on which there was a sale of stock; (ii) if such stock is not so listed on the Nasdaq National Market, Nasdaq SmallCap Market, or an established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes; or (iii) if such stock is not publicly traded as of such date, the per share value as determined by the Board, or the Committee, in its sole discretion, pursuant to the Company’s By-Laws.

(h)                                 “Option” or “Stock Option” means a nonqualified stock option granted pursuant to Section 5 below.

(i)                                     “Option Agreement” means any written agreement, contract, or other instrument or document evidencing any Option granted hereunder and signed by both the Company and the Participant.

(j)                                     “Parent” shall mean any corporation which owns, directly or indirectly in an unbroken chain, fifty percent (50%) or more of the total voting power of the Company’s outstanding stock.

(k)                                  “Participant” means any person entitled to participate in this Plan as set forth in Section 4 hereof.

(l)                                     The “Plan” means the Winmark Corporation Stock Option Plan for Nonemployee Directors, as amended hereafter from time to time, including the form of Option Agreement as modified by the Committee from time to time.

(m)                               “Stock” means the Common Stock, no par value per share, of the Company.

(n)                                 A “Subsidiary” shall mean any corporation of which fifty percent (50%) or more of the total voting power of outstanding stock is owned, directly or indirectly in an unbroken chain, by the Company.

(o)                                 “Subsidiary Board” shall mean the board of directors of any Subsidiary of the Company.

3.                                       Administration.  The Plan will be administered by the Company’s Compensation Committee or similar body of independent directors (“Committee”).   Stock Options under the Plan will be granted pursuant to Section 5.  The Committee will have full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, and to make all other determinations necessary or appropriate for the administration of the Plan.  Such determinations will be final and binding upon all persons having an interest in the Plan.

4.                                       Eligibility.  Options will be granted only to persons who at the time of the grant are members of the Board and who are not otherwise employees of the Company or any Affiliate of the Company (“Nonemployee Director” or “Nonemployee Directors”).

5.                                       Options.

(a)                                  Initial and Annual Grants.

(i)                                     Pursuant to this Plan, each person elected to serve as a Nonemployee Director of the Board will be granted an Option to purchase Twenty-Five Thousand (25,000) shares of Stock (the “Initial Option”).  Except as otherwise provided herein, each such Initial Option:  (i) will be granted to the Participant by the Board at the meeting coinciding with or immediately following the Participant’s election; (ii) will be subject to all terms of this Plan; and (iii) will vest and become exercisable in five equal annual increments, beginning on the first anniversary of the date of the grant of the Initial Option; provided, in each instance, that the Participant has continuously served as a Nonemployee Director until such date, and if not, such Initial Option or any nonvested portion thereof will be forfeited in its entirety.  Each such vested Initial Option will remain exercisable for a term ending on the earlier of the date that is five years from the date of vesting of the first increment or that is thirty days following the last day on which the Participant served as a Nonemployee Director.

(ii)                                 Each Participant may be entitled to the grant of an annual Option to purchase that number of shares of Stock as determined by the Committee (the “Annual Option”).  Except as otherwise provided herein, each such Annual Option:  (i) will be granted to the Participant by the Committee at its annual meeting regarding director and employee compensation or at such other time as the Committee deems advisable; (ii) will be subject to all terms of this Plan; and (iii) will vest and become exercisable in five equal annual increments, beginning on the first anniversary of the date of the grant of the Annual Option; provided, in each instance, that the Participant has continuously served as a Nonemployee Director until such date, and if not, such Annual Option or any nonvested portion thereof will be forfeited in its entirety.  Each such vested Annual Option will remain exercisable for a term ending on the earlier of the date that is five years from the date of vesting of the first increment or that is thirty days following the last day on which the Participant served as a Nonemployee Director.

(b)                                 Exercise Price.  The exercise price per share of Stock purchasable under an Option granted pursuant to Section 5(a) will be the Fair Market Value on the day the Option is granted to the Participant.

(c)                                  Method of Exercise.  Stock Options may be exercised in whole or in part at any time during the term of the Option, as described in Section 5(a).  Payment of the exercise price will be made by (i) cash or certified bank check, (ii) delivery of shares of Stock already owned by the Participant, or (iii) any combination of the foregoing.  For purposes of this paragraph, shares of Stock that are delivered in payment of the exercise price will be valued at their Fair Market Value as of the date of the exercise of the Option.

(d)                                 Withholding.  The Company’s obligation to deliver shares upon the exercise of Options will be subject to applicable federal, state, and local tax withholding requirements.  Unless otherwise determined by the Committee, the Participant may satisfy such obligation, in whole or in part, by electing to have the Company or its Affiliate withhold shares of Stock otherwise issuable to the Participant as a result of the exercise of the Stock Option, or by electing to deliver to the Company already-owned shares of Stock, in either case having a Fair Market Value equal to the minimum required tax withholding, based on the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to the supplemental income resulting from such exercise.  In no event may the Company or its Affiliate withhold shares having a Fair Market Value in excess of such statutory minimum required tax withholding.  The Participant’s election to have shares withheld or to deliver already-owned shares of Common Stock for this purpose shall be made on or before the date the Stock Option is exercised or, if later, the date that the amount of tax to be withheld is determined under applicable tax law.  Such election shall be approved by the Committee and otherwise comply with such rules as the Committee may adopt to assure compliance with Rule 16b-3, or any successor provision, as then in effect, of the General Rules and Regulations under the Securities Exchange Act of 1934, if applicable.

(e)                                  Restrictions on Transfer of Option.  Each Option granted under this Plan will be transferable only by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act (“ERISA”), or the rules thereunder.  Except as permitted by the preceding sentence, no Option granted under the Plan or any of the rights and privileges thereby conferred will be transferred, assigned, pledged, or hypothecated in any way (whether by operation of law or otherwise), and no such option, right, or privilege will be subject to execution, attachment, or similar process.  An Option may be exercised during the Participant’s lifetime only by the Participant or his or her guardian or legal representative.

6.                                       Shares of Stock Subject to the Plan.

(a)                                  General.  There will be reserved and available for issuance upon the exercise of Options granted from time to time under the Plan an aggregate of Three Hundred Thousand (300,000) shares of the Stock.  Such shares may consist, in whole or in part, of authorized but unissued shares of Stock or issued shares that have been reacquired by the Company.  If any shares subject to an Option are not issued because the Option is not exercised, such shares will again be available for distribution in connection with future options.

(b)                                 Adjustments for Recapitalizations.  In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, or other change in corporate structure affecting the Stock, such substitution or adjustment will be made in the number and option price of shares purchasable pursuant to Section 5(a), in the aggregate number of shares reserved for issuance under the Plan under this Section 6, and in the number and option price of shares subject to outstanding Options granted under the Plan as may be determined to be appropriate by the Board to prevent dilution or enlargement of Option rights granted hereunder, provided that the number of shares subject to any Option will always be a whole number.

7.                                       Death or Disability of Participant.

(a)                                  Termination by Death.  If a Participant’s service on the Board or any Subsidiary Board terminates by reason of death, any Stock Option held by such Participant may thereafter be exercised by the legal representative of the Participant’s estate or by any person who acquired the Option by will or the laws of descent and distribution for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.  The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

(b)                                 Termination by Reason of Disability.  If a Participant’s service on the Board or any Subsidiary Board terminates by reason of Disability, the Participant may exercise such portion of the Option as was exercisable at the date of termination until the expiration of the stated term of such Stock Option; provided, however, that, if the Participant dies prior to the expiration of the Option, any unexercised Stock Option held by such Participant will thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of one year from the date of death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

8.                                       Restrictions on Transfer of Stock.  Unless a registration statement under the Securities Act of 1933 and applicable state securities laws is in effect with respect to Stock to be purchased upon exercise of options to be granted under the Plan, the Company may require that the Participant represent to and agree with the Company in writing that he or she is acquiring such shares of Stock for the purpose of investment and with no present intention to transfer, sell, or otherwise dispose of such shares of Stock.  Further, in the absence of such registration, no shares of Stock acquired pursuant to exercise at an Option may be transferred unless, in the opinion of counsel to the Company, such transfer is in compliance with applicable securities laws, and each certificate representing any shares of Stock issued to a Participant hereunder will have endorsed thereon an appropriate legend referring to the restrictions against transfer.  As a further condition to the issuance of Stock to Participant, Participant agrees to the following:

(a)                                  Lock-Up Period Limitation.  In the event the Company advises Participant that it plans an underwritten public offering of its Stock in compliance with the Securities Act of 1933, as amended, and the underwriter(s) seek to impose restrictions under which certain shareholders may not sell or contract to sell or grant any option to buy or otherwise dispose of part or all of their rights to the Stock underlying Options, Participant will not, for a period not to exceed 180 days from the prospectus, sell or contract to sell or grant an option to buy or otherwise dispose of any Option granted to Participant pursuant to the Plan or any of the underlying shares of Stock without the prior written consent of the underwriter(s) or its representative(s).

(b)                                 Blue-Sky Limitation.  In the event the Company makes any public offering of its securities and determines in its sole discretion that it is necessary to reduce the number of issued but unexercised Options so as to comply with any state’s securities or Blue Sky law limitations with respect thereto, the Board shall have the right (i) to accelerate the exercisability of any Option and the date on which such Option must be exercised, provided that the Company gives Participant prior written notice of such acceleration, and (ii) to cancel any Options or portions thereof which Participant does not exercise prior to or contemporaneously with such public offering.

(c)                                  Accounting Compliance.  In the event of an acquisition of the Company through the sale of substantially all of the Company’s assets and the consequent discontinuance of its business or through a merger, consolidation, exchange, reorganization, reclassification, extraordinary dividend, divestiture or liquidation of the Company (collectively referred to as a “transaction”), Participant will comply with Rule 145 of the Securities Act of 1933 and any other restrictions imposed under other applicable legal or accounting principles if Participant is an “affiliate” (as defined in such applicable legal and accounting principles) at the time of the transaction, and Participant will execute any documents necessary to ensure compliance with such rules.

The Company reserves the right to place a legend on any stock certificate issued upon the exercise of an Award pursuant to the Plan to assure compliance with this Section 8.

9.                                       Amendment of the Plan.  The Board may suspend or terminate the Plan or any portion thereof at any time.  Further, either the Board or the Committee may amend the Plan from time to time as may be deemed to be in the best interests of the Company and its Affiliates; provided, however, that no such amendment, alteration, or discontinuation will be made (a) that would impair the rights of a Nonemployee Director with respect to Options theretofore awarded, without such person’s consent, or (b) without the approval of the shareholders if such approval is necessary to comply with any legal, tax, or regulatory requirement, including any approval requirement that is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act.

10.                                 Applicability of Plan to Outstanding Stock Options.  This Plan will not affect the terms and conditions of any Stock Options currently outstanding to any Nonemployee Director of the Company, nor will it affect any of the rights of any Nonemployee Director to whom such a Stock Option was granted.

11.                                 Effective Date of Plan.  This Plan was originally effective September 24, 1993.  The restated Plan will become effective upon the date of its adoption by the Board, subject to approval of the shareholders of the Company at the next shareholders’ meeting.

12.                                 Change in Control Provisions.

(a)                                  Impact of Event.  All options granted hereunder will become fully exercisable and vested in the event of a “Change in Control” as defined in Section 12(b) or a “Potential Change in Control” as defined in Section 12(c).

(b)                                 Definition of “Change in Control.”  For purposes of Section 12(a), a “Change In Control” means the happening of any of the following:

(i)                                     When any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company or any subsidiary or parent or any employee benefit plan sponsored or maintained by the Company or any subsidiary or parent (including any trustee of such plan acting as trustee), directly or indirectly, becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities;

(ii)                                  When, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period will be deemed to have satisfied such 24-month requirement (and be deemed an Incumbent Director) if such director was elected by, or on the recommendation or, or with the approval of, at least 60% of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 12(b)(ii); or

(iii)                               The approval by the shareholders of an acquisition of the Company by an entity other than the Company or a subsidiary or parent through purchase of assets, or by merger, or otherwise.

(c)                                  Definition of “Potential Change in Control.”  For purposes of Section 12(a), a “Potential Change in Control” means the approval by the Board of an agreement by the Company the consummation of which would result in a Change in Control of the Company as defined in Section 12(b).

13.                                 Nonexclusivity of the Plan.  The adoption of this Plan will not be construed as limiting the power of the Board to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options otherwise than under this Plan.  Such arrangements may be either generally applicable or applicable only in specific cases.

14.                                 Miscellaneous.

(a)                                  Governing Law.  This Plan will be governed by and construed in accordance with the laws of the State of Minnesota, and all terms will be interpreted and construed so that there will not be committed any violation of applicable state or federal securities laws.

(b)                                 No Additional Rights of Service.  Participation in or eligibility for participation in the Plan does not grant any person any right of service as a Director, and the Company retains the right to terminate service of any Director pursuant to Company’s Articles, Bylaws, and applicable law.

APPROVED and adopted by the Board of Directors of Winmark Corporation as of February 23, 2007.

WINMARK CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Wednesday, May 2, 2007

4:00 p.m.

Winmark Corporation

Corporate Headquarters

4200 Dahlberg Drive, Suite 100

Minneapolis, MN 55422

Winmark Corporation

4200 Dahlberg Drive Suite 100, Minneapolis, MN 55422	Proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 2, 2007.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3, and 4.

By signing the proxy, you revoke all prior proxies and appoint John L. Morgan and Kirk A. MacKenzie, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3, and 4.

1.	Set the number of directors at seven (7).	☐	For	☐	Against	☐	Abstain

2.	Election of Directors:	01 John L. Morgan	05 Paul C. Reyelts	Vote FOR	Vote WITHHELD
02 William D. Dunlap	06 Mark L. Wilson	all nominees	from all nominees
03 Jenele C. Grassle	07 Dean B. Phillips	(except as marked)
04 Kirk A. MacKenzie

(Instruction: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided at the right.)

Please fold here

3.	Amend the Stock Option Plan for Non-Employee Directors to increase	☐	For	☐	Against	☐	Abstain
the reserved shares of Common Stock from 200,000 to 300,000.

4.	Ratify the appointment of Grant Thornton LLP as independent registered	☐	For	☐	Against	☐	Abstain
public accounting firm for the 2007 fiscal year.

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change?    ☐  Mark box and indicate changes below:

Dated:_____________________________, 2007

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.